Exhibit 99.1

Hongli Clean Energy Technologies Corp Announces Reverse Stock Split

1-for-10 Reverse Stock Split and Adjustment of Authorized Shares Effective October 27, 2016

PINGDINGSHAN, China, Oct. 26, 2016 /PRNewswire/ -- Hongli Clean Energy Technologies Corp. (NASDAQ: CETC) (the "Company"), today announced that a reverse stock split of its shares of common stock at a ratio of 1-for-10 shares (the “Reverse Split”) will be effective when the market opens on October 27, 2016. At the market open on Thursday, October 27, 2016, the Company’s common stock will begin trading on a split-adjusted basis, under the same trading symbol, CETC.

As a result of the Reverse Split, each 10 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders. The Reverse Split will also apply to common stock issuable upon the exercise of the Company’s outstanding warrants and stock options.

As a result of the reverse stock split, the Company’s issued and outstanding shares of common stock will decrease to approximately 2,396,452 shares, post-split, from approximately 23,960,217 shares, pre-split. No fractional shares will be issued as a result of the Reverse Split. Fractional shares outstanding after the reverse stock split will be rounded up. When effectuating the Reverse Split, the authorized number of shares of Company’s common stock will change from 100,000,000 to 10,000,000 shares. As a result, the proportion of shares owned by Company’s stockholders relative to the number of shares authorized for issuance will not change.

The Reverse Split was approved by the Company’s Board of Directors on September 15, 2016, in part, to enable the Company to regain and maintain compliance with the minimum closing bid price of $1.00 per share for continued listing on the Nasdaq Capital Market.

Jianhua Lv, Company’s Chief Executive Officer, said, “With this reverse stock split, we expect to satisfy Nasdaq’s minimum bid price requirement and to maintain compliance with that requirement as we move forward with the development of our business. We are highly confident about the long-term prospects of our Company as we continually devote our efforts to make Hongli Clean Energy Technologies Corp. a premier provider of clean energy in China.”

Additional information about the reverse stock split can be found in the Company’s definitive information statement filed with the Securities and Exchange Commission on September 27, 2016, a copy of which is available at www.sec.gov.

About Hongli Clean Energy Technologies Corp.

Previously known as SinoCoking Coal and Coke Chemical Industries, Inc., Hongli Clean Energy Technologies Corp. (the “Company”) is a Florida corporation and an emerging producer of clean energy products located in Pingdingshan City, Henan Province, China. The Company has historically been a vertically-integrated coal and coke processor of basic and value-added coal products for steel manufacturers, power generators, and various industrial users. The Company has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. The Company also produces and supplies thermal coal to its customers in central China. The Company currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and PingdingshanHongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province PingdingshanHongli Coal & Coke Co., Ltd., Baofeng Coking Factory, BaofengHongchang Coal Co., Ltd., BaofengHongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., BaofengShuangri Coal Mining Co., Ltd., and BaofengXingsheng Coal Mining Co., Ltd.

For additional information on the Company, please go to http://www.cetcchina.net/ or refer to the Company's periodic reports filed with the Securities and Exchange Commission (http://www.cetcchina.net/sec-filings.html). Investors wishing to receive the Company's corporate communications as they become available may go to the Company's Investor Relations site (http://www.cetcchina.net/corporate-overview.html) and register under Email Alerts.

Also, investors may submit questions directly to Mr. Lv and his staff to receive non-confidential information about the Company's operations and products at the Company's "Ask Management" blog (http://www.cetcchina.net/ask-management.html).

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Company Contact:

Jianhua Lv, CEO

Phone: + 86-375-2882-999

Email: lvjianhua@sinocoking.net

Website: http://www.cetcchina.net/

2